Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147043) of Patriot Coal Corporation of our report dated February 19, 2007 relating to the financial statements of KE Ventures, LLC as of and for the years ended December 31, 2006 and 2005, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 11, 2008